Exhibit 2.6

LETTER AGREEMENT

This Letter Agreement (this “Agreement”) is entered into and effective as of October 31, 2019 by and among:

(1)                                 Fangdd Network Group Ltd, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”);

(2)                                 the entities listed in Schedule I attached hereto (the “Key Shareholders” and each a “Key Shareholder”); and

(3)                                 the entities listed in Schedule II attached thereto (the “Co-founder Entities” and each a “Co-founder Entity”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties.”

A.            Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Shareholders’ Agreement dated as of October 8, 2019 by and among the Company, the persons and entities as set forth in Schedules I, II, III, IV and V thereto (as may be amended from time to time, the “Shareholders’ Agreement”).

B.            The Company is proposing to effect an initial public offering (“IPO”) of its Class A ordinary shares (the “Ordinary Shares”), pursuant to which the Company is proposing to list American depositary shares (“ADSs”) representing Class A Ordinary Shares of the Company on Nasdaq.

C.            The Company will enter into an underwriting agreement with several underwriters which sets forth the terms and conditions for the purchase and sale of the ADSs which represent the Class A Ordinary Shares to be issued in the IPO (the “Underwriting Agreement”).

NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties contained herein, each of which are hereby acknowledged and agreed, the Parties, intending to be legally bound, agree as follows:

1.             Restricted Period.  Each of the Key Shareholders agrees that it will not during the period commencing on the date that the Securities and Exchange Commission (the “Commission”) declares the registration statement on form F-1 relating to the IPO effective and ending 12 months after the closing date of the IPO (the “Restricted Period”), offer, sell, contract to sell, sell any option or contract to purchase, or otherwise transfer or dispose of (“Transfer”), (i) any Ordinary Shares or ADSs beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by each Key Shareholder at the date hereof, or (ii) the Ordinary Shares or ADSs issuable to Greyhound Investment Ltd. pursuant to the Option Award Agreement by and between the Company and Greyhound Investment Ltd. dated as of October 8, 2019 (all the Ordinary Shares and ADSs in clauses (i) and (ii) collectively referred to as the “Subject Securities”), provided that, a Key Shareholder shall be permitted to Transfer the Subject Securities (a) pursuant to Qualified Registered Offering in accordance with the terms and conditions set forth in this Agreement, (b) in distributions of Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs to limited partners or stockholders of such Key Shareholder, or (c) to such Key Shareholder’s “affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act) or to any investment fund or other entity controlled or managed by (or under the common control of management with) such Key Shareholder. In the case of any transfer or distribution pursuant to clause (b) or (c), each distributee or transferee, as the case may be, shall execute a joinder and agree to be bound by the terms and conditions of this Agreement as if a Key Shareholder hereunder. Any Transfer of Subject Securities by any Party not made in compliance with this Agreement shall be null and void and shall not be recognized by the Company.

2.             Qualified Registered Offering.  Subject to the prior written consent to the extent required under the lock-up restrictions in the Underwriting Agreement, the Company shall use its best efforts to effect at least one Qualified Registered Offering (as defined below) during the Restricted Period, it being agreed that the Company shall use its best efforts to include as much  Ordinary Shares held by the Key Shareholders as possible in such offering. For the purposes of this Agreement, “Qualified Registered Offering” means an underwritten registered offering by the Company of its Ordinary Shares pursuant to a registration statement that is filed with and declared effective by the Commission under the Securities Act of 1933 (the “Securities Act”) in which the total Ordinary Shares to be sold by the Key Shareholders in such an offering constitute at least 12.5% of the total issued and outstanding share capital of the Company at the time of such offering.

3.             Additional Restricted Period.  If the Company successfully effects at least one Qualified Registered Offering within the Restricted Period, each of the Key Shareholders agrees that it will not, during the period of six month commencing on the closing date of the first Qualified Registered Offering (the “Additional Restricted Period”), Transfer any Subject Securities, provided that, the Company shall use its best efforts to effect at least one Qualified Registered Offering during the Additional Restricted Period, subject to the prior written consent to the extent required under the lock-up restrictions in the Underwriting Agreement. Notwithstanding the foregoing sentence, a Key Shareholder shall be permitted to Transfer the Subject Securities (a) pursuant to the foregoing Qualified Registered Offering in accordance with the terms and conditions set forth in this Agreement,  (b) distributions of Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs to limited partners or stockholders of such Key Shareholder, or (c) transfers of the Subject Securities to affiliates (as such term is defined in Rule 12b-2 under the Exchange Act) of such Key Shareholder or to any investment fund or other entity controlled or managed by (or under the common control of management with) such Key Shareholder. In the case of any transfer or distribution pursuant to clause (b) or (c), each distributee or transferee, as the case may be, shall execute a joinder and agree to be bound by the terms and conditions of this Agreement as if a Key Shareholder hereunder.

4.             Allocation.  In any Qualified Registered Offering (as applicable, as contemplated in Section 2 or 3 above), the total number of Ordinary Shares that may be included in such offering shall be allocated as follows: (a) 5% of the total number of Ordinary Shares in such offering can be allocated by a member of the Company’s senior management appointed by the Company (the “Authorized Representative”) at his or her sole discretion (the “Discretion Allocation”), and (b) the remaining 95% shall be allocated to all of the Key Shareholders (including any Key Shareholders who have received any allocation in the Discretion Allocation) on a pro rata basis based on the number of Subject Securities that are beneficially owned by such Key Shareholders (the “Pro Rata Allocation”), in each case, subject to inclusion of Ordinary Shares held by shareholders other than the Key Shareholders who have the right to participate in such Qualified Registered Offering under the terms of the Shareholders’ Agreement.  For the avoidance of doubt, the Ordinary Shares that may be included in any such Qualified Registered Offering shall include the Ordinary Shares issuable to Greyhound Investment Ltd. pursuant to the Option Award Agreement by and between the Company and Greyhound Investment Ltd. dated as of October 8, 2019. Further for the avoidance of doubt, the Key Shareholders who are allocated Ordinary Shares in any such Qualified Registered Offering are entitled, but not obligated, to participate in such Qualified Registered Offering.

5.             Commitment of Co-founder Entities.  Each Co-founder Entity agrees that it will not, during the Restricted Period, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by each Co-founder Entity at the date hereof.

6.             Termination.  This Agreement will automatically terminate on the earliest to occur of (a) 12 months after the closing date of the IPO, if there is no Qualified Registered Offering that occurs in the Restricted Period, (b) six months from the closing date of the first Qualified Registered Offering in the Restricted Period, and (c) the written consent of each of the Key Shareholders to terminate this Agreement (a copy of which shall be delivered to the Company on or prior to the date of termination specified in such written consent).

7.             Remedies. Without limiting any remedies available to any Party hereunder, including specific performance or financial damages, any Key Shareholder or Co-founder Entity who breaches the terms of this Agreement shall cease to be entitled to, and shall be deemed to have forfeited, all of its Registration Rights set forth under the Shareholders’ Agreement with respect to all Ordinary Shares or ADSs beneficially owned by such Key Shareholder or Co-founder Entity.

8.             General Provisions.

(a)           The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b)           This Agreement shall be governed by and construed in accordance with the laws of Hong Kong without regard to its rules on conflict of laws.  All disputes, controversies or differences arising out of or related to this Agreement that are not settled by mutual agreement through friendly consultations shall be submitted to and exclusively and finally settled by arbitration conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (“HKIAC”), according to its rules (except as modified hereby).  Arbitration shall be conducted and decided by a tribunal consisting of a sole arbitrator to be appointed by the HKIAC.  The language of the arbitration shall be English.  The sole arbitrator is authorized to reach a ruling and make an award which is consistent with the provisions of this Agreement and which is binding on the parties and enjoins or proscribes specific actions by the parties.  The arbitrator’s ruling and award shall be final, and may not be contested by any party nor may relief therefrom be sought in any court.  Any court having jurisdiction may enforce the arbitral ruling and award.  Notwithstanding anything contrary in this Agreement, nothing herein contained shall bar any party from seeking equitable remedies in a court of appropriate jurisdiction to prevent or remedy a breach or other conduct potentially resulting in irreparable harm.

(c)           This Agreement shall be binding upon each Party and their respective successors and assigns.  This Agreement may be amended only by a written agreement of Parties. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.  If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.  This Agreement may be executed in counterparts (including PDF format) with the same force and effect as if each of the signatories had executed the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY:

FANGDD NETWORK GROUP LTD

By:	/s/ Yi Duan

Name: Yi Duan

Title: CEO

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GREYHOUND INVESTMENT LTD.

By:	/s/ Neil Gray

Name: Neil Gray

Title: Director

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GRACIOUS METROPOLIS INVESTMENT LIMITED

By:	/s/ Authorized Signatory

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VICTORY PACIFIC RESOURCES LIMITED

By:	/s/ Daming Zhu

Name: Daming Zhu

Title: Director

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MERLINANO LIMITED

By:	/s/ Authorized Signatory

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LIGHTSPEED CHINA PARTNERS I, L.P.

By:	/s/ Authorized Signatory

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LIGHTSPEED CHINA PARTNERS I-A, L.P.

By:	/s/ Authorized Signatory

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FANGDD DECENT INTERNATIONAL LTD.

By:	/s/ Liqing Zeng

Name: Liqing Zeng

Title: Director

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CC NETWORK INTERNATIONAL LTD

By:	/s/ Yi Duan

Name: Yi Duan

Title: Director

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TIANYU NETWORK INTERNATIONAL LTD

By:	/s/ Jiancheng Li

Name: Jiancheng Li

Title: Director

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ZX INTERNATIONAL LTD

By:	/s/ Xi Zeng

Name: Xi Zeng

Title: Director

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

XUANYU NETWORK INTERNATIONAL LTD

By:	/s/ Jiaorong Pan

Name: Jiaorong Pan

Title: Director

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ZHOULI NETWORK INTERNATIONAL LTD

By:	/s/ Li Zhou

Name: Li Zhou

Title: Director

[Signature Page to Letter Agreement]

Schedule I

SCHEDULE OF KEY SHAREHOLDERS

Greyhound Investment Ltd.

Gracious Metropolis Investment Limited

Victory Pacific Resources Limited

Merlinano Limited

Lightspeed China Partners I, L.P.

Lightspeed China Partners I-A, L.P.

FANGDD DECENT INTERNATIONAL LTD.

Schedule II

SCHEDULE OF CO-FOUNDER ENTITIES

CC NETWORK INTERNATIONAL LTD

TIANYU NETWORK INTERNATIONAL LTD

ZX INTERNATIONAL LTD

XUANYU NETWORK INTERNATIONAL LTD

ZHOULI NETWORK INTERNATIONAL LTD